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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 11, 2003


                             MTS SYSTEMS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     MINNESOTA                       0-2382                  41-0908057
  (STATE OR OTHER               (COMMISSION FILE          (I.R.S. EMPLOYER
  JURISDICTION OF                    NUMBER)             IDENTIFICATION NO.)
  INCORPORATION)


                 14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (952) 937-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.  OTHER EVENTS.

On Friday, April 11, 2003, MTS Systems Corporation (the "Company") announced that it had completed agreements for the sale of its Automation Division based in New Ulm, Minnesota, to Parker Hannifin Corporation ("Parker Hannifin"). The aggregate purchase price for the sale, which included the Automation Division's German operations, was $11.75 million. In connection with the acquisition, Parker Hannifin has employed all of the employees of the purchased business. Parker will also take over the lease of the business' approximately 79,000 square foot facility in New Ulm, Minnesota.

This transaction, along with the sale of substantially all of the assets of the gradient amplifier business of the Automation Division to Performance Controls, Inc., an affiliate of Hitachi Medical Corporation, with certain of the intellectual property assets being sold to Hitachi Medical Corporation, on March 31, 2003, marks the Company's exit from the motor and amplifier business. The aggregate maximum purchase price for the gradient business is approximately $3.36 million, subject to a hold-back as well as certain potential post-closing reductions.

The sale of the North American assets of the Automation Division to Parker Hannifin closed on April 11, 2003. The sale of the German operations is structured as a purchase of stock by a European subsidiary of Parker Hannifin, and will close promptly following German anti-trust approval. Failure or delay in obtaining such approval will not, however, affect the North American portions of the transaction or result in a purchase price reduction.

Copies of the definitive agreements for the Parker Hannifin transaction are attached hereto as Exhibits 99.1 and 99.2. The foregoing descriptions are qualified by reference to such definitive agreements. The Automation Division was reported as part of the MTS Factory Automation Segment. Its fiscal year 2002 revenue was approximately $29.0 million and it had a loss in 2002 as a result of significant restructuring and inventory write-off costs.

The Company's March 31, 2003 and April 11, 2003 press releases regarding the sale of the Automation Division are also attached hereto as Exhibits 99.3 and 99.4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  99.1 Asset Purchase Agreement, dated as of April 11, 2003, by and between the Company and Parker Hannifin.

                  99.2 German Share Purchase and Transfer Agreement, dated as of April 11, 2003, by and between the Company and Parker Hannifin Holding GmbH.

                  99.3 Press Release issued by the Company on March 31, 2003. The contents of internet addresses included in such press release are not incorporated by reference into the press release or this filing.

                  99.4 Press Release issued by the Company on April 11, 2003. The contents of internet addresses included in such press release are not incorporated by reference into the press release or this filing.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MTS SYSTEMS CORPORATION
                                       (Registrant)


Date: April 28, 2003                   By:  /s/ John R. Houston
                                          --------------------------------------
                                            John R. Houston
                                            Secretary

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                             MTS SYSTEMS CORPORATION
                                 FORM 8-K REPORT

                                INDEX TO EXHIBITS

Exhibit      Description
No.
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99.1         Asset Purchase Agreement, dated as of April 11, 2003, by and between the Company and Parker Hannifin.
99.2         German Share Purchase and Transfer Agreement, dated as of April 11,
             2003, by and between the Company and Parker Hannifin Holding GmbH.
99.3         Press Release issued by the Company on March 31, 2003. The contents of internet addresses included in such press release are not incorporated by reference into the press release or this filing.
99.4         Press Release issued by the Company on April 11, 2003. The contents of internet addresses included in such press release are not incorporated by reference into the press release or this filing.